     As filed with the Securities and Exchange Commission on April 8, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            EXCEL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

               MARYLAND                                 33-0160389
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)               Identification Number)

                         16955 VIA DEL CAMPO, SUITE 110
                           SAN DIEGO, CALIFORNIA 92127
                                 (619) 485-9400
    (Address of principal executive offices, Zip Code, and telephone number)

                            EXCEL REALTY TRUST, INC.
                        DIRECTORS' 1994 STOCK OPTION PLAN

                            EXCEL REALTY TRUST, INC.
                             1992 BOARD OF DIRECTORS
                          COMMON STOCK PURCHASE OPTION

                            EXCEL REALTY TRUST, INC.
                             1993 BOARD OF DIRECTORS
                          COMMON STOCK PURCHASE OPTION

                           (Full titles of the plans)

        RICHARD B. MUIR                                      Copies to:
   EXECUTIVE VICE PRESIDENT                             SCOTT N. WOLFE, ESQ.
         AND SECRETARY                                    LATHAM & WATKINS
16955 VIA DEL CAMPO, SUITE 110                             701 "B" STREET
  SAN DIEGO, CALIFORNIA 92127                                SUITE 2100
        (619) 485-9400                               SAN DIEGO, CALIFORNIA 92101
(Name, address including zip code,                         (619) 236-1234
and telephone number, including area
   code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                             Proposed
                                                                       Proposed               Maximum
                                                Amount                  Maximum              Aggregate          Amount of
           Title of Each Class of                being                 Offering              Offering         Registration
         Securities to be Registered        Registered (1)        Price Per Share(2)         Price(2)              Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value  ...             263,324                 $19.00              $5,003,670          $1,787.00
================================================================================================================================

(1) The Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan (the "Directors' Plan") authorizes the issuance of 240,000 shares of the Company's Common Stock. Of the 240,000 shares under the Directors' Plan, 28,000 are subject to presently outstanding options. The Agreements (as defined herein) authorize the issuance of 23,324 shares.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (1) the average exercise price per share ($19.9375) of outstanding options for 28,000 shares under the Directors' Plan; (2) the average exercise price per share ($13.92) of outstanding options for 23,324 shares under the Agreements; and (3) for the remaining 212,000 shares, upon the average ($19.43) of the high and low prices for the Company's Common Stock on the New York Stock Exchange for April 2, 1996.

                             Exhibit Index on Page 7

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1994; and

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 30, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         See item 3(d) above.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland Law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable pursuant to Section 14 of such Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

3.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No. 33-63160).

3.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No.33-63160).

4.1      Excel Realty Trust, Inc., Directors' 1994 Stock Option Plan.

4.2      Form of Directors Non-Qualified Stock Option Agreement.

4.3 Form of Common Stock Purchase Option dated November 1, 1992, among the Company and seven of its directors incorporated by reference to Exhibit
         10.27 of the Company's Registration Statement on Form S-11 (File No. 233-63160).

4.4 Form of Common Stock Purchase Option dated March 15 1993, among the Company and seven of its directors, incorporated by reference to
         Exhibit 10.28 to the Company's Registration Statement on Form S-11 (File No. 33-63160).

5.1      Opinion of Ballard, Spahr, Andrews & Ingersoll.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Ballard, Spahr, Andrews & Ingersoll (included in
         Exhibit 5.1).

24.1     Power of Attorney (included on page 6 hereof).

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on March 31, 1996.

                                                EXCEL REALTY TRUST, INC.

                                                By: /s/ GARY B. SABIN
                                                    ----------------------------
                                                         Gary B. Sabin
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Gary B. Sabin and Richard B. Muir, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                      Date
        ---------                       -----                      ----

/s/ GARY B. SABIN            Chairman of the Board, Chief      March 31, 1996
- --------------------------   Executive Officer, and President
Gary B. Sabin                (Principal Executive Officer)

/s/ RICHARD B. MUIR          Executive Vice President and      March 31, 1996
- --------------------------   Director (Principal Financial
Richard B. Muir              and Accounting Officer)

/s/ BOYD A. LINDQUIST        Director                          March 31, 1996
- --------------------------
Boyd A. Lindquist

/s/ D. CHARLES MARSTON       Director                          March 31, 1996
- --------------------------
D. Charles Marston

/s/ ROBERT E. PARSONS, JR.   Director                          March 31, 1996
- --------------------------
Robert E. Parsons, Jr.

/s/ BRUCE A. STALLER         Director                          March 31, 1996
- --------------------------
Bruce A. Staller

/s/ JOHN H. WILMOT           Director                          March 31, 1996
- --------------------------
John H. Wilmot

                                  EXHIBIT INDEX

EXHIBIT
- -------

3.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit
         3.1 to Amendment No. 1 to the Company's
         Registration Statement on Form S-11 (File No.
         33-63160).

3.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration
         Statement on Form S-11 (File No. 33-63160).

4.1      Excel Realty Trust, Inc., Directors' 1994 Stock
         Option Plan.*

4.2      Form of Directors Non-Qualified Stock Option
         Agreement.*

4.3      Form of Common Stock Purchase Option dated November
         1, 1992, among the Company and seven of its directors incorporated by reference to Exhibit
         10.27 of the Company's Registration Statement on
         Form S-11 (File No. 33-63160).

4.4 Form of Common Stock Purchase Option dated March 15 1993, among the Company and seven of its directors, incorporated by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-11 (File No. 33-63160).

5.1      Opinion of Ballard, Spahr, Andrews & Ingersoll

23.1     Consent of Coopers & Lybrand L.L.P.*

23.2     Consent of Ballard, Spahr, Andrews & Ingersoll
         (included in Exhibit 5.1).*

24.1     Power of Attorney (included on page 6 hereof).*


*  Filed herewith.